EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Franklin Resources, Inc. of our report dated November 12, 2015 relating to the financial statements and effectiveness of internal control over financial reporting, which appears in Franklin Resources, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
November 19, 2015